UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 26, 2010
Date of Report (Date of Earliest Event Reported)

Hutchinson Technology Incorporated
(Exact name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota, 55350
(Address of principal executive offices)

(320) 587-3797
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2010, Hutchinson Technology Incorporated (the "Company") announced that David P. Radloff has been promoted to Vice President and Chief Financial Officer of the Company, effective September 3, 2010. In addition, the Company announced that Steven L. Polacek will resign his position as Chief Financial Officer, effective September 3, 2010, to accept a position at another company. A copy of the press release announcing Mr. Radloff's promotion is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Radloff, age 51, most recently served as the Company's Corporate Controller since January 2009. Prior to that, he served as the Company's Vice President of Corporate Finance from December 2007 to January 2009 and from February 2000 to January 2009 he served as the Company's Chief Information Officer. None of the Company's current directors or executive officers has a family relationship with Mr. Radloff.

In connection with his promotion, the Company's Board of Directors, upon recommendation of the Board Compensation Committee, adjusted Mr. Radloff's compensation, effective as of the Company's next pay period starting September 6, 2010. Mr. Radloff will receive a base salary of $235,000, will have a target annual cash incentive of 40% of base salary under the Company's annual incentive program and will participate in the Company's benefits programs and severance pay plan on a basis corresponding to that of the Company's other senior executives.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1     Press release dated August 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hutchinson Technology Incorporated

Date: August 26, 2010	/s/ WAYNE M. FORTUN
Wayne M. Fortun
President and Chief Executive Officer